Exhibit 5.1

1271 Avenue of the Americas | New York, NY 10020
blankrome.com

December 16, 2025

The Board of Directors
Cadrenal Therapeutics, Inc.
822 A1A North, Suite 306
Ponte Vedra, Florida 32082

Ladies and Gentlemen:

We have acted as securities counsel to Cadrenal Therapeutics, Inc., a Delaware corporation (the “Company”), in connection with the issuance of 207,374 shares (the “Shares”) of common stock of the Company, par value $0.001 per share (the “Common Stock”). The Shares are being issued in a registered direct offering and are being registered pursuant to a registration statement on Form S-3 (File No. 333-277835) (the “Registration Statement”) filed on March 12, 2024 by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), which was declared effective by the Commission on March 20, 2024, a base prospectus included in the Registration Statement at the time it originally became effective (the “Base Prospectus”), and a prospectus supplement dated December 15, 2025 filed with the Commission on December 16, 2025 pursuant to Rule 424(b)(5) under the Securities Act (together with the Base Prospectus, the “Prospectus”). The Shares are being issued pursuant to a securities purchase agreement, dated December 15, 2025, by and between the Company and the purchasers named on the signature pages therein (the “Securities Purchase Agreement”). This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In rendering this opinion, we have examined: (a) the Registration Statement, (b) the Prospectus (c) the Securities Purchase Agreement, (d) the Company’s Amended and Restated Certificate of Incorporation, as amended, (e) the Company’s Amended and Restated Bylaws; (f) resolutions adopted by the Board of Directors of the Company (the “Board”) and the Pricing Committee of the Board, and (g) certificates of officers of the Company dated as of the date hereof.

We have not performed any independent investigation other than the document examination described. In such examination, we have assumed, without inquiry, the legal capacity of all natural persons, the genuineness of all signatures on all documents examined by us, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies and the authenticity of the originals of such latter documents. We have also assumed that the books and records of the Company are maintained in accordance with proper corporate procedures. As to any facts material to our opinion, we have relied upon the aforesaid agreements, instruments, certificates, documents and records noted above (including the representations, warranties, covenants and agreements of the Company given in, pursuant to or in connection with the agreements, instruments, certificates, documents and records noted above).

Based upon the foregoing and subject to the assumptions, exceptions, limitations and qualifications set forth herein, we are of the opinion thatThe Shares, when sold and issued against payment therefor in accordance with the terms of the Securities Purchase Agreement and as described in the Registration Statement and the Prospectus, will be validly issued, fully paid and nonassessable

We express no opinion herein as to matters involving the laws of any jurisdiction other than the laws of the State of Delaware.

This opinion is given as of the date hereof. We assume no obligation to update or supplement this opinion to reflect any facts or circumstances which may hereafter come to our attention or any changes in laws which may hereafter occur.

This opinion is strictly limited to the matters stated herein and no other or more extensive opinion is intended, implied or to be inferred beyond the matters expressly stated herein.

We hereby consent to the filing of this opinion with the Commission and the use of our name in the section entitled “Legal Matters” in the Prospectus. In giving this consent, we do not thereby concede that we come within the categories of persons whose consent is required by the Securities Act or the General Rules and Regulations promulgated thereunder.

Very truly yours,

/s/ BLANK ROME LLP
BLANK ROME LLP